Exhibit 4.1

EXECUTION VERSION

VIACOM INC.

AND

THE BANK OF NEW YORK MELLON

Trustee

NINETEENTH SUPPLEMENTAL INDENTURE

Dated as of October 4, 2016

To Indenture dated as of April 12, 2006

between

VIACOM INC.

and

THE BANK OF NEW YORK MELLON

Trustee

$400,000,000 2.250% Senior Notes due 2022

$900,000,000 3.450% Senior Notes due 2026

NINETEENTH SUPPLEMENTAL INDENTURE, dated as of October 4, 2016, between VIACOM INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”) to the Indenture, dated as of April 12, 2006, between the Company and the Trustee, as supplemented from time to time (as so supplemented and as supplemented hereby, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 901(5) of the Indenture permits supplements thereto without the consent of Holders of Securities to change any provisions of the Indenture with respect to a series of Securities, where there are no Securities Outstanding which are entitled to the benefit of such provision; and

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue from time to time two new series of Securities consisting of 2.250% Senior Notes due 2022 (the “2022 Senior Notes”) and 3.450% Senior Notes due 2026 (the “2026 Senior Notes” and, together with the 2022 Senior Notes, the “Senior Notes”) under the Indenture;

NOW, THEREFORE, THIS NINETEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other party and for the equal and proportionate benefit of all Holders of the Senior Notes as follows:

SECTION 1.           For the purpose of this Nineteenth Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture, as supplemented hereby.

SECTION 2.      For the sole benefit of the Holders of the Senior Notes:

SECTION 2.1         The Company shall issue the 2022 Senior Notes in an initial aggregate principal amount of $400,000,000 and the 2026 Senior Notes in an initial aggregate principal amount of $900,000,000 on the date hereof. The forms of the 2022 Senior Notes and the 2026 Senior Notes are set forth in Exhibit A and Exhibit B hereto, respectively. The 2022 Senior Notes and the 2026 Senior Notes shall include the legends set forth on the face of Exhibit A and Exhibit B hereto, respectively, substantially in the form so set forth, except to the extent otherwise provided herein.

SECTION 2.2         The 2022 Senior Notes and the 2026 Senior Notes shall each be issued initially in the form of one or more permanent global Securities, in registered form substantially in the form set forth in Exhibit A and Exhibit B hereto, respectively (together, the “Global Securities”), registered in the name of the nominee of The Depository Trust Company, as U.S. Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

SECTION 2.3         Section 1101 of the Indenture is hereby deleted in its entirety and replaced by the following Section 1101:

SECTION 1101. Optional Redemption. The Senior Notes will be redeemable, in accordance with this Article Eleven, at any time, at the option of the Company, in whole or from time to time in part, upon not less than 15 nor more than 45 days’ prior notice, on any date on or after January 4, 2022, in the case of the 2022 Senior Notes, and on or after July 4, 2026, in the case of the 2026 Senior Notes, to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date). The Company shall transmit notice of any such redemption at least 15 days, but not more than 45 days, before the Redemption Date to each Holder of the Senior Notes to be redeemed.

The Senior Notes will be redeemable, in accordance with this Article Eleven, at any time, at the option of the Company, in whole or from time to time in part, upon not less than 15 nor more than 45 days’ prior notice, on any date prior to January 4, 2022, in the case of the 2022 Senior Notes, and on any date prior to July 4, 2026, in the case of the 2026 Senior Notes, at a Redemption Price equal to the sum of 100% of the principal amount thereof and the relevant Make-Whole Amount and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date). The Make-Whole Amount with respect to such a redemption shall be calculated by an independent investment banking institution of national standing appointed by the Company. If, for purposes of calculating the Make-Whole Amount, the Reinvestment Rate shall not be available as set forth in the definition thereof, the Reinvestment Rate shall be calculated by interpolation or extrapolation of comparable rates selected by the independent investment banking institution.

For purposes of this Section 1101, the term “Make-Whole Amount” means the excess, if any, of (i) the aggregate present value as of the Redemption Date of the principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable to the applicable Par Call Date if redemption had not been made, determined by discounting, on a semiannual basis, the remaining principal and interest at the respective Reinvestment Rate described below (determined on the third business day preceding the Redemption Date) from the dates on which the principal and interest would have been payable on the applicable Par Call Date, to the Redemption Date, over (ii) the aggregate principal amount of such 2022 Senior Notes or 2026 Senior Notes, as the case may be.

For purposes of this Section 1101, the term “Reinvestment Rate” means (i) the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Federal Reserve Statistical Release H.15 (or any comparable successor publication) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to the applicable Par Call Date, as of the payment date of the principal being redeemed or paid, plus (ii) 0.20%, in the case of the 2022 Senior Notes, or 0.30%, in the case of the 2026 Senior Notes. If no maturity exactly corresponds to the applicable Par Call Date, yields for the two published maturities most closely corresponding to the applicable Par Call Date shall be so calculated and the Reinvestment Rate shall be interpolated or extrapolated, as the case may be, on a straight-line basis, rounding to the nearest month. The most recent Federal Reserve Statistical Release H.15 published prior to the date of determination of the Make-Whole Amount shall be used for purposes of calculating the Reinvestment Rate.

For purposes of this Section 1101, the term “Par Call Date” means January 4, 2022, with respect to the 2022 Senior Notes, and July 4, 2026, with respect to the 2026 Senior Notes.

SECTION 2.4           Section 101 of the Indenture is hereby amended by adding the following definitions, each in appropriate alphabetical order:

“Below Investment Grade Rating Event” with respect to either series of the Senior Notes means that such series of Senior Notes becomes rated below Investment Grade by all of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such series of Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the

Company and those of the subsidiaries of the Company, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Affiliates;

(2)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3)	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company, one of its subsidiaries or Redstone Family Members, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, and following such transaction or transactions, Redstone Family Members beneficially own less than 50% of the Voting Stock of the Company, in each case, measured by voting power rather than number of shares; or

(4)	the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Company’s common stock, following which Redstone Family Members beneficially own, directly or indirectly, more than 50% of the Voting Stock of the Company, measured by voting power rather than the number of shares.

As used in this definition of “Change of Control,” an “Affiliate” of the Company means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, or directly or indirectly controlled by a Redstone Family Member, and “Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Change of Control Offer” has the meaning assigned in Section 1108.

“Change of Control Price” has the meaning assigned in Section 1108.

“Change of Control Repurchase Event” in respect of any series of Senior Notes means the occurrence of both a Change of Control and a Below Investment Grade Rating Event in respect of such series of Senior Notes.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the first date that any of the Senior Notes were issued; or

(2)	was nominated for election or elected to the Board of Directors of the Company (i) with the approval of Redstone Family Members representing not less than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, or (ii) with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) (or, in each case, if such Rating Agency ceases to rate the relevant series of Senior Notes, as the case may be, for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Redstone Family Members” includes only the following persons: (i) Mr. Sumner Redstone, (ii) the estate of Mr. Redstone; (iii) each descendant of Mr. Redstone or spouse or former spouse of Mr. Redstone and their respective estates, guardians, conservators or committees; (iv) any spouse or former spouse of Mr. Redstone; (v) each “Family Controlled Entity” (as defined below); and (vi) the trustees, in their respective capacities as such, of each “Family Controlled Trust” (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if more than 50% of its board of directors is composed of Redstone Family Members; (ii) any other corporation if more than 50% of the value of its outstanding equity is owned by Redstone Family Members; (iii) any partnership if more than 50% of the value of its partnership interests are owned by Redstone Family Members; and (iv) any limited liability or similar company if more than 50% of the value of the company is owned by Redstone Family Members. The term “Family Controlled Trust” includes certain trusts existing on September 29, 2016 and any other trusts the primary beneficiaries of which are Redstone Family Members, spouses of Redstone Family Members and/or charitable organizations, provided that if the trust is a wholly charitable trust, more than 50% of the trustees of such trust consist of Redstone Family Members.

“Fitch” means Fitch Ratings, Ltd.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means:

(1)	each of Moody’s, S&P and Fitch; and

(2)	if any of Moody’s, S&P or Fitch ceases to rate the relevant series of Senior Notes or fails to make a rating of the relevant series of Senior Notes, as the case may be, publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P.

SECTION 2.5           The following Section 1108 is hereby added to the Indenture:

SECTION 1108. Change of Control. (a) Upon the occurrence of a Change of Control Repurchase Event in respect of either series of the Senior Notes, the Company shall make an offer to each holder of such series of Senior Notes as to which the Change of Control Repurchase Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Senior Notes pursuant to the offer described in this Section 1108 (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Price”). Within 30 days following any Change of Control Repurchase Event in respect of the applicable Senior Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the applicable Senior Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(b)      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of either series of the Senior Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of either series of the Senior Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of such series of the Senior Notes by virtue of such conflict.

(c)      On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(1)	accept for payment all Senior Notes or portions of Senior Notes properly tendered pursuant to the Company’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of Senior Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the Senior Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Senior Notes being purchased by the Company.

(d)     The Paying Agent shall promptly pay, from funds deposited by the Company for such purpose, to each holder of Senior Notes properly tendered the purchase price for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Senior Note equal in principal amount to any unpurchased portion of any Senior Notes surrendered.

(e)     The Company shall not be required to make an offer to repurchase the Senior Notes subject to any Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

SECTION 2.6          The following Section 305A is hereby added to the Indenture:

SECTION 305A. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth on the face of the form of the 2022 Senior Note or of the form of the 2026 Senior Note, as applicable.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b)     Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Transfers of interests in one Global Security to parties who will hold the interests through the same Global Security will be effected in the ordinary way in accordance with the rules and operating procedures of the applicable Depositary. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” of Euroclear and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to interests in the Global Securities that are held by Agent Members through Euroclear and Clearstream.

(c)    Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for so long as it remains such an interest.

(d)    In connection with any transfer of a portion of the interests in a Global Security to beneficial owners pursuant to paragraph (c) of this Section 305A, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the interest in such Global Security to be transferred.

(e)    In connection with the transfer of the Global Securities, in whole, to beneficial owners pursuant to paragraph (b) of this Section 305A, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation.

(f)    The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Notes.

(g)    The Senior Notes are initially solely issuable as Global Securities. Registered Securities shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security, if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.

(h)    All Senior Notes issued upon any transfer or exchange of Senior Notes shall be valid, legally enforceable obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Notes surrendered upon such transfer or exchange.

SECTION 2.7             Section 106 of the Indenture is hereby amended by inserting immediately following the words, “at his address as it appears in the Security Register”, the following: “or in accordance with the procedures of the applicable Depositary, if any”.

SECTION 2.8             The first paragraph of Section 1103 of the Indenture is hereby amended and restated as follows:

SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date in accordance with the procedures of the Depositary or by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem appropriate; provided that such method complies with the rules of any national securities exchange or quotation system on which the Securities are then listed, and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

SECTION 2.9             The following Section 307A is hereby added to the Indenture:

SECTION 307A. Interest Rate Adjustment. (a) The interest rate payable on the Senior Notes of each series shall be subject to adjustments from time to time if either Moody’s or S&P or, if either Moody’s or S&P ceases to rate the Senior Notes of that series or fails to make a rating of the Senior Notes of that series publicly available for reasons outside of the Company’s control, a Substitute Rating Agency, downgrades (or subsequently upgrades) the credit rating assigned to the Senior Notes of that series in the manner set forth in this Section 307A.

(b)    If the rating from Moody’s (or any Substitute Rating Agency therefor) of the Senior Notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the Senior Notes of that series shall increase such that it will equal the interest rate payable on the Senior Notes of that series on the date of the Nineteenth Supplemental Indenture plus the percentage set forth opposite the ratings from the table below plus any applicable percentage from clause (c) below:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*        Including the equivalent ratings, in either case of any Substitute Rating Agency or under any successor rating categories of Moody’s.

(c)    If the rating from S&P (or any Substitute Rating Agency therefor) of the Senior Notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the Senior Notes of that series will increase such that it will equal the interest rate payable on the Senior Notes of that series on the date of the Nineteenth Supplemental Indenture plus the percentage set forth opposite the ratings from the table below plus any applicable percentage from clause (b) above:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*        Including the equivalent ratings, in either case of any Substitute Rating Agency or under any successor rating categories of S&P.

(d)    Notwithstanding the preceding clauses (a), (b) and (c) of this Section 307A, if at any time the interest rate on the Senior Notes of a series has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), as the case may be, subsequently increases its rating of the Senior Notes of that series to any of the threshold ratings set forth in the tables above in clauses (b) and (c), the interest rate on the Senior Notes of that series shall be decreased such that the interest rate for the Senior Notes of that series equals the interest rate payable on the Senior Notes of that series on the date of the Nineteenth Supplemental Indenture plus the percentages set forth opposite the ratings from the tables in clauses (b) and (c) above in effect immediately following the increase in rating. If Moody’s (or any Substitute Rating Agency therefor) subsequently increases its rating of the Senior Notes of a series to Baa3 or higher (or its respective equivalent, in either case of any Substitute Rating Agency or under any successor rating categories of Moody’s), and S&P (or any Substitute Rating Agency therefor) increases its rating to BBB- or higher (or its respective equivalent, in either case of any Substitute Rating Agency or under any successor rating categories of S&P), the interest rate on the Senior Notes of that series shall be decreased to the interest rate payable on the Senior Notes of that series on the date of the Nineteenth Supplemental Indenture.

(e)    The interest rates on the Senior Notes of each series shall permanently cease to be subject to any adjustment pursuant to this Section 307A (notwithstanding any subsequent decrease in the ratings by either or both of Moody’s and S&P, or, in either case, a Substitute Rating Agency therefor) if the Senior Notes of that series become rated Baa1 and BBB+ (or the equivalent of either such rating, in either case of any Substitute Rating Agency or under any successor rating categories of Moody’s or S&P, as the case may be) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Senior Notes are only rated by one rating agency).

(f)    Each adjustment required by any decrease or increase in a rating set forth in clauses (a) to (e) above (or an equivalent rating, in either case of any Substitute Rating Agency or under any successor rating categories of Moody’s or S&P, as the case may be), whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the Senior Notes of a series be reduced to below the interest rate payable on the Senior Notes of that series on the date of the Nineteenth Supplemental Indenture or (2) the total increase in the interest rate on the Senior Notes of a series exceed 2.00% above the interest rate payable on the Senior Notes of that series on the date of the Nineteenth Supplemental Indenture.

(g)    Except as provided in this clause (g) and clause (h) below, no adjustments in the interest rate of the Senior Notes of a series shall be made solely as a result of a rating agency ceasing to provide a rating of such series of Senior Notes. If at any time fewer than two rating agencies provide a rating of the Senior Notes of a series for any reason beyond the Company’s control, the Company shall use its commercially reasonable efforts to obtain a rating of such series of Senior Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Senior Notes of a series pursuant to the tables in clauses (b) and (c) above:

(i)	such Substitute Rating Agency shall be substituted for the last rating agency to provide a rating of such series of Senior Notes, but which has since ceased to provide such rating;

(ii)	the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table in clauses (b) and (c) above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(iii)	the interest rate on the Senior Notes of such series shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Senior Notes of such series on the date of the Nineteenth Supplemental Indenture plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table in clauses (b) and (c) above (taking into account the provisions of clause (ii) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

(h)    For so long as only one rating agency provides a rating of the Senior Notes of a series, any subsequent increase or decrease in the interest rate of such series of Senior Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the percentage set forth in the applicable table in clauses (b) and (c) above. For so long as none of Moody’s, S&P or a Substitute Rating Agency provides a rating of the Senior Notes of a series, the interest rate on the Senior Notes of such series shall increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Senior Notes of such series on the date of the Nineteenth Supplemental Indenture. If Moody’s or S&P either ceases to rate the Senior Notes of a series for reasons within the Company’s control or ceases to make a rating of the Senior Notes of such series publicly available for reasons within the Company’s control, the Company shall not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate of the Senior Notes of such series shall be determined in the manner set forth in clauses (a) to (g) of this Section 307A as if either only one or no rating agency provides a rating of the Senior Notes of such series.

(i)    Any interest rate increase or decrease described in clauses (a) to (h) above shall take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) changes its rating of the Senior Notes of a series more than once during any particular interest period, the last change by such agency shall control for purposes of any interest rate increase or decrease with respect to the Senior Notes of such series described in clauses (a) to (h) above relating to such rating agency’s action.

(j)    If the interest rate payable on the Senior Notes of a series is increased as described in clauses (a) to (i) above, the term “interest,” as used with respect to the Senior Notes of such series, shall be deemed to include any such additional interest unless the context otherwise requires.

(k)    The Company shall promptly provide the Trustee with written notice of any increase or decrease in the interest rate payable on any series of Senior Notes pursuant to this Section 307A.

SECTION 3.     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NINETEENTH SUPPLEMENTAL INDENTURE.

SECTION 4.     This Nineteenth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 5.     Except as herein amended with respect to the Senior Notes, all applicable terms, conditions and provisions of the Indenture, as supplemented, shall continue in full force and effect and shall remain binding and enforceable in accordance with their respective terms.

SECTION 6.    The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, the parties have caused this Nineteenth Supplemental Indenture to be duly executed, all as of the day and year first written above.

VIACOM INC.

By:	/s/ George S. Nelson
	Name:	George S. Nelson
	Title:	Senior Vice President
and Treasurer

[Signature Page to Nineteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Nineteenth Supplemental Indenture]

EXHIBIT A TO NINETEENTH SUPPLEMENTAL INDENTURE

Each Global Security shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Any Global Security issued hereunder shall bear a legend in substantially the following form: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

VIACOM INC.

2.250% Senior Note due 2022

No.	$

CUSIP: 92553P BA9

Viacom Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $         on February 4, 2022 at the office or agency of the Company referred to below, and to pay interest thereon in arrears on February 4, 2017 and semiannually thereafter, on February 4 and August 4 in each year, from October 4, 2016, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 2.250% per annum, subject to adjustment as provided in Section 307A of the Indenture, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 20 or July 20, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on this Security may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

The statements set forth in the restrictive legends above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of April 12, 2006 between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented from time to time and as further supplemented by the Nineteenth Supplemental Indenture dated as of October 4, 2016 between the Company and the Trustee (as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 2.250% Senior Notes due 2022, initially limited in aggregate principal amount to $400,000,000. This Security is a global Security representing $[        ] of the Securities. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: This Security is a “book-entry” Security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Security will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Security will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Security at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

The Securities of this series will be redeemable at any time, at the option of the Company, in whole or in part, upon not less than 15 nor more than 45 days’ prior notice, on any date prior to January 4, 2022 at a Redemption Price equal to the sum of 100% of the principal amount thereof and the Make-Whole Amount and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

The Securities of this series will be redeemable at any time, at the option of the Company, in whole or in part, upon not less than 15 nor more than 45 days’ prior notice, on any date on or after January 4, 2022 to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

In the case of any partial redemption, selection of the Securities of this series for redemption will be made in accordance with the procedures of the Depositary or by the Trustee by such method as the Trustee in its sole discretion deems appropriate; provided that no Securities of this series of $2,000 in principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to, and offered indemnity reasonably satisfactory to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

If at any time, a Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, by the manual or facsimile signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 4, 2016	VIACOM INC.
as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:

Authorized Signatory

Dated: October 4, 2016

EXHIBIT B TO NINETEENTH SUPPLEMENTAL INDENTURE

Each Global Security shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Any Global Security issued hereunder shall bear a legend in substantially the following form: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

VIACOM INC.

3.450% Senior Note due 2026

No.	$

CUSIP: 92553P BB7

Viacom Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $         on October 4, 2026 at the office or agency of the Company referred to below, and to pay interest thereon in arrears on April 4, 2017 and semiannually thereafter, on April 4 and October 4 in each year, from October 4, 2016, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 3.450% per annum, subject to adjustment as provided in Section 307A of the Indenture, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 20 or September 19, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on this Security may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

The statements set forth in the restrictive legends above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of April 12, 2006 between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented from time to time and as further supplemented by the Nineteenth Supplemental Indenture dated as of October 4, 2016 between the Company and the

Trustee (as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 3.450% Senior Notes due 2026, initially limited in aggregate principal amount to $900,000,000. This Security is a global Security representing $[        ] of the Securities. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: This Security is a “book-entry” Security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Security will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Security will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Security at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

The Securities of this series will be redeemable at any time, at the option of the Company, in whole or in part, upon not less than 15 nor more than 45 days’ prior notice, on any date prior to July 4, 2026 at a Redemption Price equal to the sum of 100% of the principal amount thereof and the Make-Whole Amount and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

The Securities of this series will be redeemable at any time, at the option of the Company, in whole or in part, upon not less than 15 nor more than 45 days’ prior notice, on any date on or after July 4, 2026 to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

In the case of any partial redemption, selection of the Securities of this series for redemption will be made in accordance with the procedures of the Depositary or by the Trustee by such method as the Trustee in its sole discretion deems appropriate; provided that no Securities of this series of $2,000 in principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to, and offered indemnity reasonably satisfactory to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

If at any time, a Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, by the manual or facsimile signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 4, 2016	VIACOM INC.
as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:

Authorized Signatory

Dated: October 4, 2016